SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                 -----------------------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                             SECURITIES ACT OF 1934

                                MARCH 19, 2001
               Date of Report (Date of earliest event reported)

                          K-TEL INTERNATIONAL, INC.
              (Exact Name of Registrant as Specified in Charter)







        MINNESOTA                  0-6664                  41-0946588

     (State or Other      (Commission File Number)        (IRS Employer
     Jurisdiction of                                   Identification No.)
     Incorporation)


             5555 PIONEER CREEK DRIVE, MAPLE PLAIN, MINNESOTA 55359
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                    (Address of Principal Executive Offices)

                                 (763) 479-8170

                                 --------------
              (Registrant's telephone number, including area code)



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ITEM 1. CHANGES IN CONTROL OF REGISTRANT.

     Not Applicable.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     Not Applicable.

ITEM 3. BANKRUPTCY OR RECEIVERSHIP.

     On March 19, 2001, the Registrant's US music distribution subsidiary, K-tel International (USA), Inc. ("K-tel USA"), filed for protection under Chapter 7 of the Bankruptcy Code in the United States Bankruptcy Court, 4th District, Minneapolis, Minnesota (Case No. 01-41131). The court appointed Tim Moratzka as trustee on March 21, 2001. The Registrant and its other subsidiaries, including Dominion Entertainment, Inc., K-tel Entertainment (UK) Ltd. and K-tel DVD, Inc., continue their operations. See Item 5 of this Form 8-K for an explanation of the circumstances surrounding K-tel USA's petition.

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     Not Applicable.

ITEM 5. OTHER EVENTS.

CHANGE OF CORPORATE HEADQUARTERS

     Effective December 29, 2000, the Registrant relocated its executive offices to warehouse and office space located at 5555 Pioneer Creek Drive, Maple Plain, Minnesota 55359 and currently leased by K-tel Services, Inc.

PARTIAL REDUCTION OF REGISTRANT'S INDEBTEDNESS TO K-5 LEISURE PRODUCTS, INC.

     On February 28, 2001, the Registrant entered into a Stock Purchase Agreement pursuant to which K-5 Leisure Products, Inc. ("K-5"), a company wholly owned by the Registrant's Chairman and CEO, Philip Kives, and the largest shareholder of the Registrant, cancelled $500,000 of indebtedness owed by the Registrant to K-5 in exchange for the issuance of 3,333,333 shares of the Registrant's Common Stock. The effective purchase price of the shares was $0.15 per share. Following consummation of the transaction, Philip Kives beneficially owned approximately 61 % of the Registrant's outstanding Common Stock. The Registrant's board of directors approved the Stock Purchase Agreement and believes such agreement, along with the transactions contemplated thereby, to be in the best interests of the Registrant and its shareholders.

ASSIGNMENT OF FOOTHILL CAPITAL CORPORATION INDEBTEDNESS TO K-5 LEISURE PRODUCTS, INC.

     On February 27, 2001, the Registrant entered into an Assignment and Acceptance Agreement pursuant to which Foothill Capital Corporation ("Foothill Capital") assigned to K-5 all of Foothill Capital's rights and obligations as the creditor under a Loan and Security Agreement dated November 19, 1997, between Foothill Capital, K-tel International (USA), Inc., Dominion Entertainment, Inc., K-tel Consumer Products, Inc., K-tel TV, Inc. and K-tel Video, Inc. (the "Foothill Loan"). The Registrant is a guarantor of the Foothill Loan. K-5 paid to Foothill Capital an aggregate of $3,479,544.85 in consideration for assignment of the Foothill Loan, the Forbearance Agreement and other ancillary agreements, representing the principal amount of all outstanding obligations to Foothill Capital under the Foothill Loan together with any accrued interest, fees and other payments owed to Foothill Capital. Pursuant to the Assignment and Acceptance Agreement, the Registrant and K-5 released and discharged Foothill Capital and it successors, assigns, directors, officers, employees, agents, attorneys, consultants and advisors from any obligations as the lender under the Foothill Loan. The Registrant will continue to guarantee payments to be made by K-tel USA, Dominion Entertainment, Inc., K-tel


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Consumer Products, Inc., K-tel TV, Inc. and K-tel Video, Inc. to K-5 pursuant to the Foothill Loan. The Registrant's board of directors approved the Assignment and Acceptance Agreement and believe such agreement, along with the transactions contemplated thereby, to be in the best interests of the Registrant and its shareholders.

     In a separate transaction pursuant to a Voluntary Surrender Agreement entered into on March 12, 2001, between K-tel USA and K-5 and amended on March 17, 2001, K-tel USA voluntarily surrendered assets to K-5 which served as collateral pursuant to a Loan and Security Agreement in connection with the Foothill Loan. In consideration of the voluntary surrender of such assets, K-5 agreed to apply funds in accordance with the Uniform Commercial Code and to reduce the amount of indebtedness owed by K-tel USA to K-5 under a Credit Agreement entered into on September 27, 1999.

RESIGNATIONS OF CERTAIN DIRECTORS AND EXECUTIVE OFFICERS.

     Effective February 2, 2001, Ken P. Onstad resigned as a director and president of the Registrant and effective February 19, 2001, David Wolinsky resigned as a director of the Registrant due to the pressure of other business. The vacancies on the Registrant's board of directors caused by such resignations have not been filled. Discussions are presently underway with potential candidates for the Registrant's board of directors.

     Effective December 13, 2000, Merrill Ayers resigned as the Registrant's Chief Financial Officer. On December 29, 2000, Dennis Ward, a director and Secretary of the Registrant, was appointed interim Chief Financial Officer by the Registrant's board of directors following Mr. Ayers' resignation.

BANKRUPTCY PETITION OF SUBSIDIARY.

     The Registrant announced on March 21, 2001, that its U. S. music distribution subsidiary, K-tel USA, had ceased operations and filed for protection under Chapter 7 of the Bankruptcy Code in the United States Bankruptcy Court, 4th District, Minneapolis, Minnesota (Case No. 01-41131) on March 19, 2001. The Registrant and its other subsidiaries including Dominion Entertainment, Inc., K-tel Entertainment (UK) Ltd., and K-tel DVD, Inc. continue their operations.

     K-tel USA had distributed licensed music mainly to retail record stores. The decision to close down had been made after almost a year of cost and staff reductions along with detailed examinations of current and potential future operations. Senior management of the Registrant, assisted by outside consultants, concluded that K-tel USA was no longer viable. The main factors resulting in this decision were related to K-tel USA's operating environment and the fact that one of K-tel USA's largest customers had continuously failed to pay for goods supplied by K-tel USA.

     K-tel USA has been forced to sue Trans World Entertainment, one of its largest customers, for payment of amounts owing. This suit is currently before the Federal Court in St. Paul, Minnesota. According to K-tel USA's complaint, Trans World unilaterally proposed and implemented terms under which K-tel USA was required to finance a large portion of the K-tel USA inventory in Trans World stores. This unilateral arrangement was implemented by withholding regular payments to K-tel USA until they had retained their targeted amount of financing. During this period, there were seven consecutive months when Trans World remitted one dollar per month to K-tel USA. At a time when K-tel USA was struggling to deal with its operating and profitability difficulties, this action by Trans World put tremendous financial pressure on K-tel USA's financial resources, which had a detrimental effect on the ability of K-tel USA's parent to offset funds withheld by Trans World. At the same time as it was withholding payment, Trans World was not timely returning unsold goods, forcing K-tel USA to manufacture new product for other customers rather than recycling returned product to fill orders. K-tel USA's bankers refused to advance funds against amounts receivable from Trans World and K-tel USA was forced to repay amounts previously borrowed against the Trans World account. The cash flow problems at K-tel USA caused by Trans World's actions resulted in suppliers limiting credit, which then resulted in other customers not receiving their orders in a timely fashion.

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Trans World told K-tel USA that it would return all unsold K-tel USA merchandise by the end of March 2001 and pay all amounts owing immediately thereafter. Trans World's attorney advised the Federal Court in St. Paul, Minnesota at a hearing late in January 2001, that Trans World had initiated a recall order to its stores for K-tel USA merchandise to be shipped back to Trans World distribution centers. K-tel USA was informed by Trans World's distribution center that Trans World's management issued contrary instructions ordering its distribution centers to hold all K-tel USA returns. Trans World thus continues withholding payment on K-tel USA's account and refuses to return K-tel USA's inventory.

     When K-tel USA's senior management was advised of this decision by Trans World, and when numerous other customers also began withholding payments, senior management of the Registrant concluded that K-tel USA could no longer operate in this environment.

     The closure of K-tel USA's operations follow the earlier closure of Dominion Vertriebs GmbH in Germany and K-tel Marketing Ltd. in England. The closing of these three entities eliminates operations that lost a total of $15.43 million for the fiscal year ended June 30, 2000. Consolidated losses for the Registrant were $15.7 million for the fiscal year ended June 30, 2000. Total assets of K-tel USA accounted for approximately 44.7 % of the consolidated total assets of the Registrant at June 30, 2000, after elimination of inter-company payables and receivables, and total revenue of K-tel USA accounted for approximately 40 % of the consolidated total revenue of the Registrant for the year ended June 30, 2000.

     Following assignment to K-5 of the Foothill Loan on February 27, 2001, K-5 took possession of collateral pledged by K-tel USA in connection with the loan. K-5 is proceeding vigorously to collect receivables from K-tel USA's debtors and, by doing so, intends to alleviate the need for the Registrant and its subsidiaries to devote their time and efforts to collecting such receivables.

     Going forward, the Registrant's operating subsidiaries will focus efforts on areas which the Registrant believes are profitable and will take prudent, measured steps to develop new opportunities. Dominion Entertainment, Inc. plans to expand the licensing of its catalogue and, along with other subsidiaries of the Registrant, plans to minimize reliance on licensed material from the major record labels by developing new products from its own Dominion catalogue. K-tel DVD, Inc. continues to develop its DVD catalogue. The operations of K-tel Entertainment (UK) Ltd. in England became profitable in the second quarter under new management after reorganizing and refocusing its business. In addition, the Registrant has developed extensive plans to explore new business ventures and opportunities.

ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS.

     Not Applicable.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (a)  Financial statements of businesses acquired.

          Not Applicable.

     (b)  Pro forma financial information.

          Not Applicable.

     (c)  Exhibits.

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          10.1 Stock Purchase Agreement dated February 28, 2001 between
               Registrant and K-5 Leisure Products, Inc.

          10.2 Assignment and Acceptance Agreement dated February 27, 2001, between Registrant and Foothill Capital Corporation

          10.3 Voluntary Surrender Agreement dated March 12, 2001, between K-Tel International (USA), Inc. and K-5 Leisure Products, Inc.

          10.4 Amendment to Voluntary Surrender Agreement dated March 17, 2001, between K-Tel International (USA), Inc. and K-5 Leisure Products, Inc.


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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  March 29, 2001                  By: /s/ Dennis Ward
                                          ----------------------------------
                                          Name: Dennis Ward
                                          Title: Chief Financial Officer and

                                                 Secretary

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                                  EXHIBIT INDEX

NUMBER            DESCRIPTION
------            ------------

10.1 Stock Purchase Agreement dated February 28, 2001 between Registrant and K-5 Leisure Products, Inc.

10.2 Assignment and Acceptance Agreement dated February 27, 2001, between Registrant and Foothill Capital Corporation

10.3 Voluntary Surrender Agreement dated March 12, 2001, between K-tel International (USA), Inc. and K-5 Leisure Products, Inc.

10.4 Amendment to Voluntary Surrender Agreement dated March 17, 2001, between K-Tel International (USA), Inc. and K-5 Leisure Products, Inc.